Exhibit 99.1

NanoVibronix Receives Positive Final Results of Independent Lifecycle Testing of PainShield Prompted by Centers for Medicare and Medicaid Services (CMS)

All functionalities proven to be within testing performance criteria

ELMSFORD, N.Y., March 28, 2023 (Business Wire) — NanoVibronix, Inc., (NASDAQ: NAOV) (the “Company”), a medical device company utilizing the Company’s proprietary and patented low intensity surface acoustic wave (“SAW”) technology, today announced that independent life expectancy testing performed by Carmel Labs in Israel confirm that its PainShield met all tested functionalities.

Brian Murphy, Chief Executive Officer of NanoVibronix, “Independent third-party testing results confirm that PainShield, our non-opioid, ultrasound therapy device for pain, met the defined testing parameters for lifecycle expectancy. We plan to submit the results of the testing to the Centers for Medicare and Medicaid Services (CMS) to backfill our pending application for Medicare coverage.”

Murphy continued, “As you may recall, we were notified in September of 2022 by CMS that PainShield lacked sufficient life expectancy testing data, and therefore denied Medicare coverage. We subsequently commissioned the testing services of an independent, third party and received positive interim test results in January of this year. Today, we are confirming the testing is complete and the results were overwhelmingly positive. We believe these results clear the way for us to move forward with securing approval from CMS and ultimately making our device more widely available to those who could benefit from its use.”

About NanoVibronix, Inc.

NanoVibronix, Inc. (NASDAQ: NAOV) is a medical device company headquartered in Elmsford, New York, with research and development in Nesher, Israel, focused on developing medical devices utilizing its patented low intensity surface acoustic wave (SAW) technology. The proprietary technology allows for the creation of low-frequency ultrasound waves that can be utilized for a variety of medical applications, including for disruption of biofilms and bacterial colonization, as well as for pain relief. The devices can be administered at home without the assistance of medical professionals. The Company’s primary products include PainShield®, UroShield® and WoundShield®, all of which are portable devices suitable for administration at home without assistance of medical professionals. Additional information about NanoVibronix is available at: www.nanovibronix.com.

Forward-looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified; consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with: (i) market acceptance of our existing and new products or lengthy product delays in key markets; (ii) negative or unreliable clinical trial results; (iii) inability to secure regulatory approvals for the sale of our products; (iv) intense competition in the medical device industry from much larger, multinational companies; (v) product liability claims; (vi) product malfunctions; (vii) our limited manufacturing capabilities and reliance on subcontractor assistance; (viii) insufficient or inadequate reimbursements by governmental and/or other third party payers for our products; (ix) our ability to successfully obtain and maintain intellectual property protection covering our products; (x) legislative or regulatory reform impacting the healthcare system in the U.S. or in foreign jurisdictions; (xi) our reliance on single suppliers for certain product components; (xii) the need to raise additional capital to meet our future business requirements and obligations, given the fact that such capital may not be available, or may be costly, dilutive or difficult to obtain; (xiii) our conducting business in foreign jurisdictions exposing us to additional challenges, such as, e.g., foreign currency exchange rate fluctuations, logistical and communications challenges, the burden and cost of compliance with foreign laws, and political and/or economic instabilities in specific jurisdictions; and (xiv) market and other conditions. More detailed information about the Company and the risk factors that may affect the realization of forward looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at: http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events, or otherwise, except as required by law.

Investor Contacts:

Brett Maas, Managing Principal, Hayden IR, LLC

brett@haydenir.com

(646) 536-7331

SOURCE: NanoVibronix, Inc.